Exhibit 8(p)

EXECUTION VERSION

TWELFTH AMENDED AND RESTATED SECURITIES LENDING AGENCY AGREEMENT

This Twelfth Amended and Restated Agreement, dated as of January 1, 2026, between each investment company, severally and not jointly, identified on Schedule A, as such schedule may be amended from time to time (each a “Client”), acting on behalf of itself or the funds listed on Schedule A hereto and any future series of a Client (each, a “Fund”), by and through BlackRock Advisors, LLC (“BlackRock”), not in its individual capacity but as agent and investment advisor, and BlackRock Investment Management, LLC (the “Lending Agent”), a Delaware limited liability company.

WHEREAS, each Client is registered as an open-end management investment company or closed end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Lending Agent acts as the agent for each Client and its corresponding Funds, as applicable, for the purpose of lending securities pursuant to a Eleventh Amended and Restated Securities Lending Agency Agreement dated January 1, 2025;

WHEREAS, the parties to this Agreement desire to amend and restate such agreement on the terms set forth herein; and

WHEREAS, the Directors or Trustees, as the case may be, of each Client have authorized each Client and its corresponding Funds, as applicable, to lend securities to Approved Borrowers (as defined below); and

WHEREAS, the Directors or Trustees, as the case may be, of each Client have approved the appointment of the Lending Agent as each Client’s securities lending agent and coordinator of each Client’s securities lending program, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.   Appointment. The Client, on behalf of its Funds, as applicable, appoints BlackRock Investment Management, LLC as its lending agent to perform the duties and responsibilities set forth in this Agreement in its capacity as Lending Agent, and BlackRock Investment Management, LLC accepts such appointment. The Lending Agent will act solely as a directed agent of the Client hereunder, and the Lending Agent shall have no duties or responsibilities in respect of securities lending transactions except those expressly set forth in this Agreement.

2.   Authorizations. The Client authorizes the Lending Agent to act as agent as set forth in this Section.

2.1

Lending of Available Securities. The Client authorizes the Lending Agent to lend, on the Client’s behalf, those securities (“Available Securities”) which are held in accounts maintained under the supervision of the Client’s custodian (the “Custodian”) or any sub-custodian (each a “Custody Account”), other than securities which the Client’s investment advisor (the “Advisor”), on behalf of the Client, specifically notifies the Lending Agent are not available for lending. The Client warrants to the Lending Agent that it will give appropriate instructions to the Advisor and the Custodian sufficient to permit the Lending Agent to arrange and settle loan transactions on the Client’s behalf as contemplated by this Agreement.

2.2

Lending to Approved Borrowers. The Client authorizes the lending of Available Securities to any one or more of the institutions approved by the Client, the Client’s Board of Directors/Trustees and/or the Client’s Advisor, in accordance with the Funds’ Guidelines and Procedures for Lending of Securities (“Securities Lending Guidelines”) (each, an “Approved Borrower”). The Client’s Advisor, on behalf of the Client, may request that the Lending Agent change the Approved Borrowers by delivering an updated list to the Lending Agent, provided that the Advisor shall report to the Board of Directors/Trustees at its next quarterly meeting any addition or removal of an Approved Borrower to or from the “approved list” made by the Advisor since the Board of Directors/Trustees prior quarterly meeting.

2.3

Securities Loan Agreement. The Lending Agent is authorized to execute securities loan agreements (each an “SLA”) as the Client’s agent on a disclosed basis with Approved Borrowers. The SLA will be in substantially a form or forms set forth in Schedule B hereto, as such form or forms may be materially amended from time to time with prior written approval of the Client. The Client specifically approves such form of agreement and agrees, upon request of the Lending Agent, to cause the Advisor to promptly furnish to the Lending Agent the Client’s financial statements or other documents or information reasonably requested by the Lending Agent in order to enable the Lending Agent to satisfy reasonable credit and legal requests by Approved Borrowers in connection with any SLA or loan transaction.

2.4

Lending under Approved Terms. All loans arranged by the Lending Agent on behalf of a Client shall comply with applicable Securities and Exchange Commission (“SEC”) guidelines for securities lending, any applicable SEC exemptive orders, no-action positions taken by the staff of the SEC with respect to securities lending transactions, and the investment restrictions and/or guidelines for the Client, all of which shall be provided to the Lending Agent by the Client or the Advisor, and shall be subject to the terms of an SLA substantially similar to Schedule B. The Client may, at the request of the Lending Agent, approve changes to the approved terms by delivering an amended Schedule B to the

Lending Agent. The Lending Agent shall negotiate on behalf of the Client with each Approved Borrower all terms of a securities loan, including the amounts or fees to be received or paid pursuant to the applicable SLA. The Lending Agent may prepare a transactional confirmation in respect of each loan effected pursuant to an SLA, setting forth the securities borrowed and the material terms of the loan, and may transmit such confirmation to the Approved Borrower in accordance with such SLA. The Client understands and agrees that the identity of the Client will be disclosed by the Lending Agent to the Approved Borrower in accordance with the SLA.

2.5

Authorizations by Client. The Client authorizes and empowers the Lending Agent to execute in the Client’s name all agreements and documents as may be necessary or appropriate in the Lending Agent’s judgment to carry out the purposes of this Agreement. It is understood and agreed that the Lending Agent is authorized to supply any information regarding the Client that is required by an SLA or under applicable law, subject to Section 10.1 hereof

3.   Loan of Securities. During the term of any securities loan, the Client shall permit the loaned securities to be transferred, pursuant to an SLA, into the name of an Approved Borrower.

3.1

Limits on Return of Loaned Securities. The Client acknowledges that, under the applicable SLA, Approved Borrowers will not be required to return loaned securities immediately upon receipt of notice from the Lending Agent terminating the applicable loan, but instead will be required to return such loaned securities within the earlier of (i) such period of time following such notice which is the standard settlement period for trades of the loaned securities entered into on the date of such notice in the principal market therefor, or from the giving of such notice or (ii) the third business day following such notice.

3.2

Recall of Loaned Securities. Upon receiving a notice from the Advisor that Available Securities which have been lent to an Approved Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), the Lending Agent shall notify promptly thereafter the Approved Borrower which has borrowed such securities that the loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable SLA, provided that the Lending Agent may alternatively determine that it is in the best interests of another lending client of the Lending Agent to renew and restate such loan transaction on behalf, and in the name, of such other lending client and cause to be delivered to the Client an equivalent amount of such security from the assets of such other lending client (in which event such renewal and restatement of the loan shall constitute separate transactions between each lending client of the Lending Agent and the borrower and shall not be construed as a transaction between such lending clients).

3.3	Notification of Sales of Loaned Securities. The Client acknowledges its obligation to the Lending Agent, as applicable, to cause and require the Advisor to provide notification of any sale of securities which are out on loan by the close of business, in the principal market therefor, on the trade date of such sale.

3.4

Termination. The Lending Agent is authorized in its discretion to terminate any securities loan entered into with an Approved Borrower without prior notice to the Client, subject to the conditions of the relevant SLA. The Advisor, on behalf of a Client, may instruct the Lending Agent to terminate any loan on any date, subject to the conditions of the relevant SLA. The Lending Agent agrees to comply with any such instruction.

3.5	Lending Agent Subject to Supervision of Advisor. The Lending Agent shall at all times be subject to the supervision of the Advisor.

3.6

Compliance with Securities Lending Guidelines. The Lending Agent hereby acknowledges receipt of the current Securities Lending Guidelines. The Client shall promptly notify the Lending Agent of any changes to the Securities Lending Guidelines. The Lending Agent acknowledges and agrees that it shall only lend Securities on behalf of the Client and its Funds in accordance with the conditions of the Securities Lending Guidelines applicable to the Lending Agent.

4.   Loan Collateral. For each loan of securities, the Approved Borrower shall pledge at all times during the term of the loan collateral in the form of one or more of the following items: (a) cash in U.S. dollars or foreign currency (“Cash Collateral”), or (b) securities issued or fully guaranteed by the United States government or any agencies or instrumentalities thereof or such other collateral as may be then permitted by applicable law, regulation and/or interpretation, and the Securities Lending Guidelines (“Non-Cash Collateral” and, collectively with Cash Collateral, “Collateral”) in the aggregate having a market value (as determined by the Lending Agent pursuant to the applicable SLA) at least equal to the market value of the loaned securities (as determined by the Lending Agent pursuant to the applicable SLA).

4.1

Receipt of Collateral. At the commencement of any loan, the Lending Agent shall instruct the Approved Borrower to transfer to the Lending Agent the required Collateral. Collateral will be received from an Approved Borrower prior to or simultaneous with delivery of the securities loaned. If the Approved Borrower does not provide Collateral to the Lending Agent, as previously agreed, then the Lending Agent will cancel the corresponding loan instruction prior to delivery.

4.2	Holding and Administration of Collateral.

(a)

Cash Collateral. All Cash Collateral shall be received, held and administered by the Lending Agent for the benefit of the Client in the applicable account maintained for the Lending Agent. The Lending Agent is hereby authorized and directed, without obtaining any further approval from the Client or the Advisor, to invest and reinvest all Cash Collateral in accordance with the Securities Lending Guidelines (“Permitted Investments”).

(b)

Non-Cash Collateral. All Non-Cash Collateral shall be received, held and administered by the Lending Agent for the benefit of the Client in the applicable account established for the purpose of holding Non-Cash Collateral.

(c)

Perfection. The Lending Agent acknowledges that it has control of the Cash Collateral and the security entitlements relating to the Non-Cash Collateral on behalf of the Fund. The Fund has a perfected security interest in the Cash Collateral pursuant to UCC Section 9-104(a)(5) and the security entitlements relating to the Non-Cash Collateral pursuant to UCC Section 8-106(d)(3). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law any or all of the perfection or priority of the Lending Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

4.3

Maintenance of Collateral Margin. In respect of loans of securities entered into on behalf of the Client, the Lending Agent will value on a daily basis under policies consistent with the valuation policies of the Client, in accordance with the applicable SLA, the loaned securities and all Collateral and, where applicable, the Lending Agent shall, in accordance with the provisions of the applicable SLA, request the Approved Borrower to deliver sufficient additional Collateral to the Client by 12:00 noon on the next business day to satisfy the applicable margin requirement. If, as a result of marking-to-market, Collateral is required to be returned to the Approved Borrower under the SLA, the Lending Agent will return such Collateral to the Approved Borrower.

4.4

Substitution of Collateral. To the extent the Client’s Board of Directors/Trustees permits the use of Non-Cash Collateral, the Client acknowledges and agrees that, pursuant to any SLA, the Lending Agent may permit an Approved Borrower to substitute Collateral of any type specified in Section 4 hereof during the term of any loan so long as the required margin in respect of such loan continues to be satisfied at the time of such substitution.

4.5

Return of Collateral. Upon termination of the loan, the Lending Agent shall instruct the Approved Borrower to return the loaned securities to the applicable Custody Account. The Lending Agent will instruct any custodian or sub-custodian of the Client to accept such return delivery of loaned securities. The Lending Agent shall monitor the return of loaned securities. Once the Lending Agent has confirmed settlement of the return of the loaned securities, the Lending Agent shall effect, on behalf of the Client, the redemption of any Permitted Investment, if applicable, and effect the return of Collateral due the Approved

Borrower in accordance with the Approved Borrower’s transfer instructions with respect thereto, without obtaining any further approval from the Client.

5.   Investment of Cash Collateral. Pursuant to the SLA, the Client shall have the right to invest Cash Collateral received in respect of any loan, subject to an obligation, upon the termination of the loan, to return to the Approved Borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market).

5.1

Cash Collateral Investment Direction. The Client authorizes and directs the Lending Agent, subject to oversight by the Advisor, to cause to be invested, on the Client’s behalf and at the Client’s sole risk, all Cash Collateral by effecting purchases and sales and/or subscriptions and redemptions of such Collateral in accordance with the Securities Lending Guidelines. The Lending Agent shall, where applicable, send timely instructions to the transfer agent of the Permitted Investment with respect to any cash transfers required to be completed in conjunction with any subscription or redemption in a Permitted Investment, and cause the Advisor and the Custodian to be notified of such investment. To facilitate the Lending Agent’s ability to effect investments of Cash Collateral authorized by this Agreement, the Client appoints the Lending Agent as its true and lawful attorney-in-fact, with full power of substitution and revocation, in its name, place and stead to take action in the Client’s name to the extent necessary or desirable to fulfill the purposes of this Agreement, including, without limitation, (i) to establish trading accounts in a Client’s name, (ii) to execute and deliver such contracts and other documents on a Client’s behalf as the Lending Agent, in its discretion, deems necessary or desirable to establish such trading accounts or otherwise to effect investments on the Client’s behalf that are authorized by this Agreement, and (iii) to act, in the Lending Agent’s discretion, in the Client’s name to enforce the Client’s rights and remedies under such contracts or documents.

5.2

Cash Collateral Investment Risk. Any investment of Cash Collateral shall be at the sole risk of the Client. Any income or gains and losses from investing and reinvesting any Cash Collateral delivered by an Approved Borrower pursuant to an SLA shall be at the Client’s risk, and the Client agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to the Approved Borrower upon the termination of any loan (including any Cash Collateral Fee as defined in the SLA), the Client will, on demand of the Lending Agent, immediately pay or cause to be paid to such Approved Borrower an equivalent amount in cash.

6.   Borrower Default. In the event of default by a Borrower with respect to any loan entered into pursuant to an SLA, the Lending Agent will take such actions as agent for the Client as are set forth in the applicable SLA. In addition, the following provisions shall apply.

6.1

Replacement of Loaned Securities. If the Lending Agent declares an event of default pursuant to the SLA with a Borrower (a “Default Event”), then the Lending Agent shall use the Collateral or the proceeds of the liquidation of Collateral to purchase for the affected Client’s account, for settlement in the normal course, replacement securities of the same issue, type, class and series as that of the loaned securities (“Buy-In”). The Lending Agent shall purchase an amount of replacement securities having a value equal to the value of the securities on loan for which a Default Event has been declared. If the cost of fully replacing the loaned securities is greater than the value of the Collateral (or liquidated damages calculated under Section 6.2), the Lending Agent shall be responsible for using its funds, at its expense, to satisfy the shortfall, but only to the extent that such shortfall is not due to any diminution in the value of the Collateral due to reinvestment risk that is borne by the Client pursuant to Section 5 of this Agreement. For purposes of this Section, value of the Collateral shall be calculated as follows:

6.1.1	Value of Cash Collateral. In the case of loans collateralized solely by Cash Collateral, the value of the Collateral shall be the market value of such Cash Collateral.

6.1.2	Value of Securities Collateral. In the case of loans collateralized solely by securities Collateral, the value of the Collateral shall be the market value of such Collateral.

6.1.3	Valuation Date. The value of the Collateral shall be determined on the date of the Buy-In (or the payment made pursuant to Section 6.2 below).

6.1.4	Market Value. Market value shall be determined by the Lending Agent, where applicable, based upon the valuation policies adopted by the Client’s Board of Directors/Trustees.

6.1.5

Multiple Forms of Collateral. Where a loan is collateralized by more than one type of Collateral, the aggregate market value of Collateral securing such loan (for the purpose of computing the indemnity) shall be the sum of the market values for each relevant type of Collateral.

6.2

Impossibility of Replacement/Liquidated Damages. If the Lending Agent determines that a Buy-In is commercially impracticable (for any reason other than price), the Lending Agent shall, in lieu of effecting a Buy-In, pay to the affected Client an amount equal to the market value of the loaned securities determined at the close of business on the date of the Default Event to be reduced by any shortfall diminution in the value of the Collateral due to reinvestment risk that is borne by the Client pursuant to Section 5.

6.3

Replacement of Distributions. In addition to making the purchases or payments required above, the Lending Agent shall pay from the proceeds of Collateral to the Client the value of all distributions on the Loaned Securities, the record dates for which occur before the date that the Lending Agent executes a Buy-In or makes the payments to the Client required pursuant to Section 6.2 and that have not otherwise been credited to the Client’s applicable account. For purposes of this Section, the value of such distributions shall be calculated net of taxes, expenses or other deductions that would normally accrue to such distributions. The Lending Agent shall use Collateral or the proceeds of such Collateral to the extent available to make such payments of distributions.

6.4

Collateral not in Possession or Control of the Lending Agent. If, on the date of the Default Event, by reason of the Client’s request or actions, the Lending Agent is not in possession or control of the Collateral allocated to the defaulted Loan, the Client shall promptly cause such Collateral to be transferred to the Lending Agent for application against the cost of any Buy-In. In such event, the replacement provisions of this Section 6 shall not apply, and the compensation of the Client shall be limited to the value of the Collateral on the date that Buy-In or replacement payment may be affected.

6.5

Subrogation and Assignment of Rights in Collateral. In the event that the Lending Agent is required to perform or make any payment under this Section, the Client agrees that, to the extent of such performance or payment, the Lending Agent shall be subrogated to the Client, and the Client shall assign, and be deemed to have assigned, to the Lending Agent all of such Client’s rights in, to and against the Borrower in respect of the related loan, any Collateral pledged by such Borrower in respect of such loan and all proceeds of such Collateral to the extent permitted by applicable law. In the event that the Client receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which the Lending Agent is subrogated as provided herein, the Client shall promptly remit or pay to the Lending Agent the same (or, where applicable, its United States dollar equivalent).

7.   Income, Corporate Actions and Substitute Payments. Income, corporate actions and Substitute Payments (as defined in Sections 7.1 and 7 .2) shall be dealt with as provided in this Section 7.

7.1	Income and Related Payments to Borrower. Payments to an Approved Borrower shall be made in accordance with the terms of the applicable SLA.

7.2

Income and Related Payments to Client. The Lending Agent shall instruct each Approved Borrower which is a party to an SLA to remit any payment in-lieu-of the interest or other distribution on loaned securities (“Loan Substitute Payment”) for the account of the Client. The Lending Agent shall also instruct each Approved Borrower which is a party to an SLA to remit any other fees payable on loaned securities to the Lending Agent for the account of the Client, and the Lending Agent shall receive, hold and administer the same for the account of the Client.

7.3

Corporate Actions and Proxy Rights. The Client acknowledges that, with respect to securities which are out on loan over the applicable record date for such action, unless otherwise agreed hereto, it will not be entitled to participate in any dividend reinvestment program or vote any proxies; provided, however, that the Client may recall such securities upon sufficient notice to exercise proxy rights. Corporate actions will otherwise be processed in accordance with the SLA.

8.   Reports and Statements. The Lending Agent shall furnish the Client with the reports and statements set forth in the Securities Lending Guidelines or as otherwise agreed from time to time.

9.   SIPC Coverage. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 (“SIPA”) OR THE DODD-FRANK ACT OF 2010 (“DFA”) MAY NOT PROTECT THE FUND WITH RESPECT TO THE SECURITIES LOAN TRANSACTION AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATION OF THE APPROVED BORROWER IN THE EVENT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES. THE LENDING AGENT SHALL NOT BE RESPONSIBLE FOR ANY LOSSES INCURRED OR LIABILITIES WHICH ARISE SOLELY DUE TO THE APPLICATION OF SIPA OR DFA TO THE SECURITIES LENDING TRANSACTIONS DESCRIBED HEREIN.

10.   Client Information. The Client covenants and agrees to promptly furnish to the Lending Agent any information regarding the Client which is necessary to effect transactions on behalf of the Client, including, but not limited to, any limitations imposed pursuant to any applicable law, regulation, authority, charter, by-law, statute or other instrument. The Lending Agent agrees to comply with such restrictions and limitations.

10.1

The Lending Agent may not disclose or supply any information regarding the Client or Fund unless required by any law or governmental regulation now or hereafter in effect or requested to do so by the Client; provided that the Lending Agent may disclose or supply information regarding the Client and/or Fund and any transactions authorized by this Agreement as necessary in the sole discretion of the Lending Agent in order to facilitate, effect or continue any securities loans hereunder or to assist in the analysis of the performance of the securities lending program.

11.   Tax Treatment. The Client acknowledges that the tax treatment of Substitute Payments may differ from the tax treatment of the interest or dividend to which such payment relates and that the Client has made its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder. The Client also acknowledges that, to the extent that either the Client or the Approved Borrower is a non-U.S. resident, the Lending Agent may be required to withhold tax on amounts payable to or by the Client pursuant to a securities loan and may at any time claim from the Client any shortfall in the amount so withheld.

12.   Responsibility of the Lending Agent. Except as otherwise set forth herein, and subject to the requirements of applicable law, the Lending Agent shall not be liable with respect to any losses incurred by the Client in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from the Lending Agent’s willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under this Agreement. The Lending Agent shall not be liable for losses, costs, expenses or liabilities caused by or resulting from the acts or omissions of the Client or of any agent or third party custodian of the Client. The Lending Agent shall not be responsible for any special, punitive, indirect or consequential damages, whether or not the Lending Agent has been apprised of the likelihood of such damages.

13.   Standard of Care: Indemnification.

13.1

Subject to Section 6, the Client shall indemnify and hold harmless the Lending Agent (which, for purposes of this paragraph shall include its respective officers, directors, partners, managers, employees and agents) from and against any and all claims, damages, liabilities, losses, costs or expenses, including the reasonable fees and expenses of counsel (each, a “Loss”) incurred, suffered or sustained by the Lending Agent, which arise from the Lending Agent’s actions or failure to act, in either case taken in good faith in performance of this Agreement, except to the extent that such claims, damages, liabilities, losses, costs or expenses were caused by the willful misfeasance, bad faith, negligence or reckless disregard of the Lending Agent, provided that the Client’s indemnification obligation with respect to the acts or omissions of the Lending Agent shall not exceed the indemnification provided by such Lending Agent to the Client. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Lending Agent as agent.

13.2

The Lending Agent shall indemnify and hold harmless the Client and each Fund, its Board of Directors/Trustees and the Advisor (which for purposes of this paragraph shall include its officers, directors, partners, managers, employees and agents) and any other investment advisor for the Clients and Funds from any and all Losses to the extent that any such Loss arises out of the material breach of this Agreement by or the willful misfeasance, bad faith, negligence or reckless disregard of the Lending Agent, its officers, directors or employees in connection with the securities lending activities undertaken pursuant to this Agreement, provided that the Lending Agent’s indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Lending Agent. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Lending Agent.

13.3

Representations and Warranties. Each party represents and warrants to the other that (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party’s legal, valid and binding obligation enforceable in accordance with its terms. In addition, the Client represents that: (a) any loan authorized hereunder and the performance of this Agreement in respect of such loan is authorized by the prospectus and other constitutive documents of the Client (including any limits as to the aggregate amount of authorized lending under such documents); and (b) as to any securities lent at any time and from time to time on behalf of the Client, the Client shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist.

13.4	Non-Exclusivity of Agency Service and Similar Matters. The Client acknowledges that the Lending Agent, acting on behalf of other lending clients,

may effect transactions with or for the same Approved Borrowers to which loans of securities may be made hereunder, which transactions may give rise to potential conflict of interest situations. Lending opportunities among Approved Borrowers shall be allocated at the discretion of the Lending Agent in an equitable manner.

14.   Force Majeure. The Lending Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation. Without limiting the foregoing, but subject to Section 6, the Lending Agent shall not be responsible for economic, political or investment risks incurred through the Client’s participation in this securities lending program.

15.   Reliance on Client Communications. The Lending Agent shall be entitled to conclusively rely upon any certification, notice or other communication (including by facsimile or email) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of an approved person of the party sending such certification, notice or other communication. The Lending Agent reserves the right to notify the Client of any restrictions (self-imposed or otherwise) concerning its activities worldwide. The Lending Agent and the Client shall each have the right to consult with counsel with respect to their respective rights and duties hereunder and shall not be liable for actions taken or not taken in reliance on such advice.

16.   Compensation. In connection with the lending of Available Securities, a Fund shall pay to the Lending Agent a percentage (the “Lending Agent Fee Percentage”) of the net amount earned from securities lending activities, consisting of income earned on the investment and reinvestment of Cash Collateral plus any Securities Loan Fees otherwise paid by the Authorized Borrowers. For purposes of this Agreement, “Securities Loan Fees” shall mean the amount payable by an Authorized Borrower to the Lending Agent, as agent to the Fund, pursuant to the applicable SLA in connection with the loan of Available Securities, if any, collateralized by collateral other than Cash Collateral. The net amount to be paid to the Lending Agent shall be computed after deducting (a) any applicable rebate due to the Authorized Borrowers under the applicable SLA and (b) Cash Management Costs. “Cash Management Costs” shall mean the expenses incurred in connection with the management and investment of a Fund’s Cash Collateral in accordance with Section 5 of this Agreement, including fees and expenses payable to the Lending Agent, the Advisor or any other affiliate of the Lending Agent as a result of the investment of Cash Collateral in any joint account, fund or similar vehicle. The Lending Agent, upon mutual agreement with the Client, may determine to cap the Cash Management Costs. Any such cap on the Cash Management Costs shall be set forth in Appendix A or Appendix B hereto, as applicable, as each such Appendix may be amended from time to time. The Lending Agent Fee Percentage shall be such percentage as may from time to time be agreed upon by the Board of Directors/Trustees of the Client and the Lending Agent and shall be set forth in writing. The Lending Agent Fee Percentage for each Fund is set forth in Appendix A or Appendix B hereto, as applicable, as each such Appendix may be amended from time to time. The Client authorizes and directs the Lending Agent to deduct amounts equal to such compensation from the Custody Account and to retain such amounts as compensation. The Lending Agent shall notify the Client, on or about the 10th (tenth) day of each month, of the amount of fees due the Lending Agent hereunder and, promptly upon receipt of such notice, the Client shall effect the requisite payment to the Lending Agent in immediately available funds of U.S. dollars. The Lending Agent shall be responsible for all transaction fees and all other operational costs relating to securities lending activities, other than Cash Management Costs as described above and extraordinary expenses (e.g., litigation and indemnification expenses), each to be borne by the respective Fund.

17.   Termination. This Agreement may be terminated at any time upon mutual written agreement of the Lending Agent and the Client or upon sixty (60) days’ prior written notice to the other party; provided that the indemnification obligations in Section 13 shall survive any such termination.

18.   Action on Termination. It is agreed that (a) upon receipt of notice of termination, no further loans shall be made hereunder by the Lending Agent and (b) the Lending Agent shall, as promptly as possible after termination of this Agreement, terminate any and all outstanding loans but continue to administer to any outstanding loans as necessary to effect their termination and remit and deliver to the Custody Account all securities, earnings and other items due to the Client. The provisions hereof shall continue in full force and effect in all other respects until all loans have been terminated and all obligations satisfied as herein provided. Both parties shall take all commercially reasonable steps to cooperate to provide a smooth transition in the event of a termination.

19.   Notices. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, email, courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient as provided below. Notices shall be effective upon receipt.

19.1

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Lending Agent, shall be sufficiently given if addressed to BlackRock Investment Management, LLC and received by it at its offices at 1 University Square Drive, Princeton, NJ 08540, Attention: Securities Lending Department, with a copy to BlackRock Investment Management, LLC, 400 Howard Street, San Francisco, CA 94105, Attention: Securities Lending Department, or at such other place as the Lending Agent may from time to time designate in writing.

19.2

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Client shall be sufficiently given if addressed to the Client and received by it at: Mutual Fund Administration, c/o BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809, with a copy to: Legal Department, or at such other place as the Client may from time to time designate in writing.

20.   Governing Law and Jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of (and waive dispute of venue in) the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan.

21.   Entire Agreement. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Client. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement together with any other written agreements between the parties entered into in connection with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto.

22.   Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party.

23.   Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings provided in the SLA.

24.   Amendment. This Agreement may not be amended or modified in any respect, without the written agreement of both parties.

25.   Waiver. No provision of this Agreement may be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party. The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

26.   Remedies. All remedies hereunder shall survive the termination of this Agreement.

27.   Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid, or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of the Agreement.

28.   Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

29.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

30.   Headings. The headings of sections herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

31.   Separate Agreement. Execution of this Agreement by more than one Client or on behalf of itself and more than one Fund shall not create any contractual or other obligation between or among such Clients or Funds, and this Agreement shall constitute a separate agreement between the Lending Agent and each Client on behalf of itself and each respective Fund. Every reference to Client or Fund shall be construed to be a reference solely to the particular Client or Fund that is a party to the relevant transaction. Each of the parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Client or Fund, or with respect to transactions to which a particular Client or Fund is a party, be deemed to constitute rights, obligations, remedies or liabilities applicable to any other Client or Fund or to transactions to which other Clients or Funds are parties, and the Lending Agent shall have no right to set off claims of any Client or Fund against property or liabilities of any other Client or Fund. All transactions are entered into in reliance on the fact that this Agreement constitutes a separate agreement between the Lending Agent and the Client or Fund.

32.   Additional Parties. The Lending Agent agrees that additional Clients may be added as parties to this Agreement from time to time upon written notice to the Lending Agent and upon written consent of the Lending Agent to the addition of any such additional Client.

33.   Business Trust. With respect to a Client which is a business trust, the Lending Agent acknowledges and agrees that this Agreement is executed by such Client on behalf of the trustees of such Client as trustees and not individually; and no trustee, shareholder, officer, employee or agent of such business trust shall be held to any personal liability, nor shall resort be had to their property (other than the applicable trust property) for the satisfaction of the Client’s obligations under this Agreement, and such obligations are binding only upon the applicable trust property held by such trustee.

34.   Series Trusts. The parties acknowledge that the Client is an investment company, whose assets may be allocated to two or more series. In such case, the Lending Agent agrees to seek satisfaction of all obligations of such Client hereunder solely out of the assets of the series on whose behalf the Transaction(s) giving to the obligations was entered into. If the Client establishes two or more series, the Client shall so indicate on Schedule A or otherwise give notice thereof and identify such series, and from such time the liability of such series shall be limited as set forth above, as though and to the same extent as if such series was a separate and distinct Client hereunder.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf as of the day and year first set forth above.

BLACKROCK ADVISORS, LLC,
on behalf of each investment company
indicated on Schedule A

By:
Name: John Perlowski
Title: Managing Director

BLACKROCK INVESTMENT
MANAGEMENT, LLC,
as Lending Agent

By:
Name: Roland Villacorta
Title: Managing Director

Schedule A: Clients and Funds

Multi-Asset Complex Open-End Funds – Group A

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Balanced Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock Financial Institutions Series Trust

BlackRock Summit Cash Reserves Fund

BlackRock FundsSM

BlackRock Advantage Emerging Markets Fund

BlackRock Advantage International Fund

BlackRock Advantage Large Cap Growth Fund

BlackRock Advantage Small Cap Core Fund

BlackRock Advantage Small Cap Growth Fund

BlackRock China A Opportunities Fund

BlackRock Commodity Strategies Fund

BlackRock Defensive Advantage Emerging Markets Fund

BlackRock Emerging Markets ex-China Fund

BlackRock Energy Opportunities Fund

BlackRock Exchange Portfolio

BlackRock Global Equity Market Neutral Fund

BlackRock Health Sciences Opportunities Portfolio

BlackRock High Equity Income Fund

BlackRock Mid-Cap Growth Equity Portfolio

BlackRock Real Estate Securities Fund

BlackRock Short Obligations Fund

BlackRock Sustainable Aware Advantage Emerging Markets Equity Fund

BlackRock Sustainable Aware Advantage International Equity Fund

BlackRock Sustainable Aware Advantage Large Cap Core Fund

BlackRock Tactical Opportunities Fund

BlackRock Technology Opportunities Fund

BlackRock U.S. Insights Long/Short Equity Fund

BlackRock Wealth Liquid Environmentally Aware Fund

Sch. A-1

BlackRock Funds II

BlackRock 20/80 Target Allocation Fund

BlackRock 40/60 Target Allocation Fund

BlackRock 60/40 Target Allocation Fund

BlackRock 80/20 Target Allocation Fund

BlackRock Dynamic High Income Portfolio

BlackRock Global Dividend Portfolio

BlackRock Managed Income Fund

BlackRock Multi-Asset Income Portfolio

BlackRock Retirement Income 2030 Fund

BlackRock Global Allocation Fund, Inc.

BlackRock International Select Equity Fund

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Advantage Large Cap Core Fund

BlackRock Advantage Large Cap Value Fund

BlackRock Event Driven Equity Fund

BlackRock Liquidity Funds

BlackRock Select Treasury Based Liquidity Fund

FedFund

MuniCash

TempCash

T-Fund

Treasury Trust Fund

BlackRock Mid-Cap Value Series, Inc.

BlackRock Mid-Cap Value Fund

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Advantage Large Cap Core Portfolio

BlackRock Balanced Portfolio

BlackRock Capital Appreciation Portfolio

BlackRock Global Allocation Portfolio

BlackRock Government Money Market Portfolio

BlackRock Series, Inc.

BlackRock International Fund

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock 60/40 Target Allocation ETF V.I. Fund

BlackRock Advantage Large Cap Core V.I. Fund

BlackRock Advantage Large Cap Value V.I. Fund

BlackRock Advantage SMID Cap V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Capital Appreciation V.I. Fund

BlackRock Equity Dividend V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Government Money Market V.I. Fund

Sch. A-2

BlackRock International Index V.I. Fund

BlackRock International V.I. Fund

BlackRock Large Cap Focus Growth V.I. Fund

BlackRock Managed Volatility V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Small Cap Index V.I. Fund

Fixed-Income Complex Open-End Funds – Group B

BlackRock Allocation Target Shares

BATS: Series A Portfolio

BATS: Series C Portfolio

BATS: Series E Portfolio

BATS: Series I Portfolio

BATS: Series M Portfolio

BATS: Series P Portfolio

BATS: Series S Portfolio

BATS: Series V Portfolio

BlackRock Bond Fund, Inc.

BlackRock Total Return Fund

BlackRock California Municipal Series Trust

BlackRock California Municipal Opportunities Fund

BlackRock Funds IV

BlackRock Credit Relative Value Fund

BlackRock Systematic Multi-Strategy Fund

BlackRock Funds V

BlackRock Core Bond Portfolio

BlackRock Floating Rate Income Portfolio

BlackRock High Yield Portfolio

BlackRock Income Fund

BlackRock Inflation Protected Bond Portfolio

BlackRock Low Duration Bond Portfolio

BlackRock Mortgage-Backed Securities Fund

BlackRock Strategic Income Opportunities Portfolio

BlackRock Multi-State Municipal Series Trust

BlackRock New Jersey Municipal Bond Fund

BlackRock New York Municipal Opportunities Fund

BlackRock Pennsylvania Municipal Bond Fund

BlackRock Municipal Bond Fund, Inc.

BlackRock National Municipal Fund

BlackRock Short Duration Muni Fund

BlackRock Municipal Series Trust

BlackRock Strategic Municipal Opportunities Fund

BlackRock Series Fund II, Inc.

BlackRock High Yield Portfolio

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds II, Inc.

BlackRock High Yield V.I. Fund

Sch. A-3

BlackRock Total Return V.I. Fund

Managed Account Series II

BlackRock Securitized Income Fund

Fixed-Income Complex Closed-End Funds – Group B

BlackRock 2037 Municipal Target Term Trust

BlackRock Alpha Strategies Fund

BlackRock California Municipal Income Trust

BlackRock Capital Allocation Term Trust

BlackRock Core Bond Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Credit Allocation Income Trust

BlackRock Credit Strategies Fund

BlackRock Debt Strategies Fund, Inc.

BlackRock Energy and Resources Trust

BlackRock Enhanced Equity Dividend Trust

BlackRock Enhanced Global Dividend Trust

BlackRock Enhanced Government Fund, Inc.

BlackRock Enhanced International Dividend Trust

BlackRock Enhanced Large Cap Core Fund, Inc.

BlackRock ESG Capital Allocation Term Trust

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Floating Rate Income Trust

BlackRock Health Sciences Trust

BlackRock Health Sciences Term Trust

BlackRock Income Trust, Inc.

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Limited Duration Income Trust

BlackRock Long-Term Municipal Advantage Trust

BlackRock Multi-Sector Income Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal 2030 Target Term Trust

BlackRock Municipal Credit Alpha Portfolio, Inc.

BlackRock Municipal Income Quality Trust

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings New York Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniVest Fund II, Inc.

BlackRock MuniVest Fund, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Michigan Quality Fund, Inc.

BlackRock MuniYield New York Quality Fund, Inc.

Sch. A-4

BlackRock MuniYield Pennsylvania Quality Fund

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

BlackRock New York Municipal Income Trust

BlackRock Private Investments Fund

BlackRock Resources & Commodities Strategy Trust

BlackRock Science and Technology Trust

BlackRock Science and Technology Term Trust

BlackRock Taxable Municipal Bond Trust

BlackRock Technology and Private Equity Term Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BlackRock Virginia Municipal Bond Trust

Sch. A-5

Schedule B: Forms of Securities Loan Agreement

Sch. B-1

Appendix A

Group A Funds

1.	For the Funds in the Multi-Asset Complex identified on Schedule A as Multi-Asset Complex Open-End Funds – Group A (the “Group A Funds”), the Lending Agent Fee Percentage shall be as set forth below:

a.

With respect to a Group A Fund that is identified as a “U.S. Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is nineteen percent (19%).

b.

With respect to a Group A Fund that is identified as an “International Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

c.

With respect to a Group A Fund that is identified as a “Fund of Funds” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

d.

With respect to a Group A Fund that is identified as a “Fixed Income Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

The “Multi-Asset Complex” refers to all of the Funds currently or in the future overseen by a board of directors/trustees consisting of the same individuals who comprise the members of the boards of directors/trustees of the Group A Funds listed on Schedule A and the funds listed on Appendix C hereto.

2.

Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the funds in the Multi-Asset Complex prior to payment of compensation to the applicable lending agent exceed $25,300,000 (the “Multi-Asset Complex Non-U.S. Equity Breakpoint”), the Lending Agent Fee Percentage shall be equal to or reduced to, as applicable, the following in allocating net income after the gross revenues for the calendar year equal the Multi-Asset Complex Non-U.S. Equity Breakpoint:

a.

With respect to a Group A Fund that is identified as an “International Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

b.

With respect to a Group A Fund that is identified as a “Fund of Funds” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

App. A-1

c.

With respect to a Group A Fund that is identified as a “Fixed Income Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

The adjusted allocation with respect to each Group A Fund that is identified as an “International Equity Fund,” a “Fund of Funds” or a “Fixed Income Fund” shall become effective on incremental gross income starting on the next business day after the Multi-Asset Complex Non-U.S. Equity Breakpoint is reached.

3.

Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the funds in the Multi-Asset Complex prior to payment of compensation to the applicable lending agent exceed $27,800,000 (the “Multi-Asset Complex U.S. Equity Breakpoint”), the Lending Agent Fee Percentage shall be equal to or reduced to, as applicable, the following in allocating net income after the gross revenues for the calendar year equal the Multi-Asset Complex U.S. Equity Breakpoint:

a.

With respect to a Group A Fund that is identified as a “U.S. Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be sixteen percent (16%).

The adjusted allocation with respect to each Group A Fund that is identified as a “U.S. Equity Fund” shall become effective on incremental gross income starting on the next business day after the Multi-Asset Complex U.S. Equity Breakpoint is reached.

4.	Cash Management Costs.

a.

With respect to Clients with Cash Collateral invested in Liquidity Money Market Series (“L-MMS”), a series of SL Liquidity Series, LLC, the Client and the Lending Agent agree and acknowledge that no advisory fee is payable with respect to management and investment of such Group A Fund’s Cash Collateral in L-MMS. The Lending Agent has agreed to cap the Cash Management Costs in respect of the investment of Cash Collateral in L-MMS on an annualized basis at 0.04% of the daily net asset value of L-MMS. The cap on the Cash Management Costs may be raised or reduced upon mutual agreement between the Lending Agent and the Client. If such Group A Fund directly or indirectly bears any Cash Management Costs, as computed at least monthly by the Lending Agent or its designee, in excess of such cap, then such excess shall, without limitation, be deemed a transaction fee or other operational cost for which the Lending Agent shall be responsible.

b.

With respect to Clients with Cash Collateral invested in BlackRock Cash Funds: Institutional (“MIPMMF”) or BlackRock Cash Funds: Treasury (“TREASMM”), each a series of BlackRock Funds III, the Lending Agent has agreed to cap Cash Management Costs on an annualized basis to 0.04% of the daily value of the Cash Collateral invested in MIPMMF or TREASMM, as applicable; such cap, which may be raised or reduced upon mutual agreement between the Lending Agent and the Board of Directors/Trustees of the Client, may be effected through caps of expenses incurred by MIPMMF or TREASMM, as applicable, or, to the extent such cap does not reduce Cash Management Costs to the agreed-upon percentage,

App. A-2

through a waiver of fees received by the Lending Agent pursuant to this Agreement.

5.

Notwithstanding any of the foregoing, if the fee calculated pursuant to paragraphs 1, 2, 3 and 4 of this Appendix A would result in an effective fee split for a Group A Fund of less than seventy percent (70%) of the sum of such Group A Fund’s securities lending income (after deducting the rebate to the Approved Borrowers) and Cash Management Costs for any day (the “Group A Funds Effective Fee Split Floor”), then the Lending Agent’s fees for such day shall be reduced to the extent necessary to provide such Group A Fund with the Group A Funds Effective Fee Split Floor.

App. A-3

Appendix B

Group B Funds

1.

For the Funds in the Fixed-Income Complex identified on Schedule A as Fixed-Income Complex Open-End Funds – Group B or Fixed-Income Complex Closed-End Funds-Group B (collectively, the “Group B Funds”), the Lending Agent Fee Percentage shall be as set forth below:

a.

With respect to a Group B Fund that is identified as a “U.S. Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is nineteen percent (19%).

b.

With respect to a Group B Fund that is identified as an “International Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

c.

With respect to a Group B Fund that is identified as a “Fund of Funds” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

d.

With respect to a Group B Fund that is identified as a “Fixed Income Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage is eighteen percent (18%).

The “Fixed-Income Complex” refers to all of the Funds currently or in the future overseen by a board of directors/trustees consisting of the same individuals (or a subset thereof) who comprise the members of the boards of directors/trustees of the Group B Funds listed on Schedule A and the funds listed on Appendix D hereto.

2.

Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the funds in the Fixed-Income Complex prior to payment of compensation to the applicable lending agent exceed $3,700,000 (the “Fixed-Income Complex Non-U.S. Equity Breakpoint”), the Lending Agent Fee Percentage shall be equal to or reduced to, as applicable, the following in allocating net income after the gross revenues for the calendar year equal the Fixed-Income Complex Non-U.S. Equity Breakpoint:

a.

With respect to a Group B Fund that is identified as an “International Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

b.

With respect to a Group B Fund that is identified as a “Fund of Funds” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

App. B-1

c.

With respect to a Group B Fund that is identified as a “Fixed Income Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be fifteen percent (15%).

The adjusted allocation with respect to each Group B Fund that is identified as an “International Equity Fund,” a “Fund of Funds” or a “Fixed Income Fund” shall become effective on incremental gross income starting on the next business day after the Fixed-Income Complex Non-U.S. Equity Breakpoint is reached.

3.

Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the funds in the Fixed-Income Complex prior to payment of compensation to the applicable lending agent exceed $6,000,000 (the “Fixed-Income Complex U.S. Equity Breakpoint”), the Lending Agent Fee Percentage shall be equal to or reduced to, as applicable, the following in allocating net income after the gross revenues for the calendar year equal the Fixed-Income Complex U.S. Equity Breakpoint:

a.

With respect to a Group B Fund that is identified as a “U.S. Equity Fund” in accordance with a methodology agreed to between the Lending Agent and the Client, the Lending Agent Fee Percentage shall be sixteen percent (16%).

The adjusted allocation with respect to each Group B Fund that is identified as a “U.S. Equity Fund” shall become effective on incremental gross income starting on the next business day after the Fixed-Income Complex U.S. Equity Breakpoint is reached.

4.	Cash Management Costs.

a.

With respect to Clients with Cash Collateral invested in Liquidity Money Market Series (previously defined as “L-MMS”), a series of SL Liquidity Series, LLC, the Client and the Lending Agent agree and acknowledge that no advisory fee is payable with respect to management and investment of such Group B Fund’s Cash Collateral in L-MMS. The Lending Agent has agreed to cap the Cash Management Costs in respect of the investment of Cash Collateral in L-MMS on an annualized basis at 0.04% of the daily net asset value of L-MMS. The cap on the Cash Management Costs may be raised or reduced upon mutual agreement between the Lending Agent and the Client. If such Group B Fund directly or indirectly bears any Cash Management Costs, as computed at least monthly by the Lending Agent or its designee, in excess of such cap, then such excess shall, without limitation, be deemed a transaction fee or other operational cost for which the Lending Agent shall be responsible.

b.

With respect to Clients with Cash Collateral invested in BlackRock Cash Funds: Institutional (previously defined as “MIPMMF”) or BlackRock Cash Funds: Treasury (previously defined as “TREASMM”), each a series of BlackRock Funds III, the Lending Agent has agreed to cap Cash Management Costs on an annualized basis to 0.04% of the daily value of the Cash Collateral invested in MIPMMF or TREASMM, as applicable; such cap, which may be raised or reduced upon mutual

App. B-2

agreement between the Lending Agent and the Board of Directors/Trustees of the Client, may be effected through caps of expenses incurred by MIPMMF or TREASMM, as applicable, or, to the extent such cap does not reduce Cash Management Costs to the agreed-upon percentage, through a waiver of fees received by the Lending Agent pursuant to this Agreement.

5.

Notwithstanding any of the foregoing, if the fee calculated pursuant to paragraphs 1, 2, 3 and 4 of this Appendix B would result in an effective fee split for a Group B Fund of less than seventy percent (70%) of the sum of such Group B Fund’s securities lending income (after deducting the rebate to the Approved Borrowers) and Cash Management Costs for any day (the “Group B Funds Effective Fee Split Floor”), then the Lending Agent’s fees for such day shall be reduced to the extent necessary to provide such Group B Fund with the Group B Funds Effective Fee Split Floor.

App. B-3

Appendix C

Multi-Asset Complex Open-End Funds*

BlackRock ETF Trust

iShares A.I. Innovation and Tech Active ETF

iShares Defense Industrials Active ETF

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Large Cap Core Active ETF

iShares Enhanced Short-Term Bond Active ETF

iShares FinTech Active ETF

iShares Government Money Market ETF

iShares Health Innovation Active ETF

iShares Infrastructure Active ETF

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF

iShares International Equity Factor Rotation Active ETF

iShares Large Cap Core Active ETF

iShares Large Cap Growth Active ETF

iShares Large Cap Value Active ETF

iShares Managed Futures Active ETF

iShares Nasdaq Premium Income Active ETF

iShares Prime Money Market ETF

iShares Systematic Alternatives Active ETF

iShares Technology Opportunities Active ETF

iShares U.S. Carbon Transition Readiness Aware Active ETF

iShares U.S. Equity Factor Rotation Active ETF

iShares U.S. Industry Rotation Active ETF

iShares U.S. Large Cap Premium Income Active ETF

iShares U.S. Select Equity Active ETF

iShares U.S. Thematic Rotation Active ETF

iShares World ex U.S. Carbon Transition Readiness Aware Active ETF

BlackRock FundsSM

iShares Developed Real Estate Index Fund

iShares Enhanced Roll Yield Index Fund

iShares FTSE NAREIT All Equity REIT Index Fund

iShares Municipal Bond Index Fund

iShares Russell Mid-Cap Index Fund

iShares Russell Small/Mid-Cap Index Fund

iShares Short-Term TIPS Bond Index Fund

iShares Total U.S. Stock Market Index Fund

iShares U.S. Intermediate Credit Bond Index Fund

iShares U.S. Intermediate Government Bond Index Fund

iShares U.S. Long Credit Bond Index Fund

iShares U.S. Long Government Bond Index Fund

iShares U.S. Securitized Bond Index Fund

App. C-1

BlackRock Funds III

BlackRock Cash Funds: Institutional

BlackRock Cash Funds: Treasury

BlackRock Diversified Equity Fund

BlackRock Diversified Fixed Income Fund

BlackRock LifePath® Dynamic 2030 Fund

BlackRock LifePath® Dynamic 2035 Fund

BlackRock LifePath® Dynamic 2040 Fund

BlackRock LifePath® Dynamic 2045 Fund

BlackRock LifePath® Dynamic 2050 Fund

BlackRock LifePath® Dynamic 2055 Fund

BlackRock LifePath® Dynamic 2060 Fund

BlackRock LifePath® Dynamic 2065 Fund

BlackRock LifePath® Dynamic 2070 Fund

BlackRock LifePath® Dynamic Retirement Fund

BlackRock LifePath® ESG Index 2030 Fund

BlackRock LifePath® ESG Index 2035 Fund

BlackRock LifePath® ESG Index 2040 Fund

BlackRock LifePath® ESG Index 2045 Fund

BlackRock LifePath® ESG Index 2050 Fund

BlackRock LifePath® ESG Index 2055 Fund

BlackRock LifePath® ESG Index 2060 Fund

BlackRock LifePath® ESG Index 2065 Fund

BlackRock LifePath® ESG Index 2070 Fund

BlackRock LifePath® ESG Index Retirement Fund

BlackRock LifePath® Index 2030 Fund

BlackRock LifePath® Index 2035 Fund

BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund

BlackRock LifePath® Index 2050 Fund

BlackRock LifePath® Index 2055 Fund

BlackRock LifePath® Index 2060 Fund

BlackRock LifePath® Index 2065 Fund

BlackRock LifePath® Index 2070 Fund

BlackRock LifePath® Index Retirement Fund

iShares MSCI Total International Index Fund

iShares Russell 1000 Large-Cap Index Fund

iShares S&P 500 Index Fund

iShares U.S. Aggregate Bond Index Fund

BlackRock Index Funds, Inc.

iShares MSCI EAFE International Index Fund

iShares Russell 2000 Small-Cap Index Fund

Master Investment Portfolio

Diversified Equity Master Portfolio

International Tilts Master Portfolio

Large Cap Index Master Portfolio

Money Market Master Portfolio

S&P 500 Index Master Portfolio

App. C-2

Total International ex U.S. Index Master Portfolio

Treasury Money Market Master Portfolio

U.S. Total Bond Index Master Portfolio

Quantitative Master Series LLC

Master Small Cap Index Series

* Funds have alternative securities lending agency arrangement.

App. C-3

Appendix D

Fixed-Income Complex Open-End Funds*

BlackRock ETF Trust II

iShares AAA CLO Active ETF

iShares BBB-B CLO Active ETF

iShares Emerging Markets Bond Active ETF

iShares Flexible Income Active ETF

iShares Floating Rate Loan Active ETF

iShares Global Government Bond USD Hedged Active ETF

iShares High Yield Active ETF

iShares High Yield Muni Active ETF

iShares Intermediate Muni Income Active ETF

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

iShares Mortgage-Backed Securities Active ETF

iShares Securitized Income Active ETF

iShares Short Duration High Yield Muni Active ETF

iShares Short-Term California Muni Active ETF

iShares Total Return Active ETF

BlackRock Funds VI

BlackRock Advantage CoreAlpha Bond Fund

Master Investment Portfolio II

Advantage CoreAlpha Bond Master Portfolio

* Funds have alternative securities lending agency arrangement.

App. D-1